Exhibit 99.1
FOR IMMEDIATE RELEASE

Lear Contact:
Mel Stephens
(248) 447-1624
LEAR PRICES $700 MILLION SENIOR NOTES OFFERING
SOUTHFIELD, Mich., March 24, 2010 — Lear Corporation (NYSE: LEA) announced today that it priced an underwritten public offering of $350 million in aggregate principal amount of 7.875% senior notes due 2018, and $350 million in aggregate principal amount of 8.125% senior notes due 2020. The senior notes due 2018 were priced at 99.276% of par, resulting in a yield to maturity of 8.00%, and the senior notes due 2020 were priced at 99.164% of par, resulting in a yield to maturity of 8.25%.
Lear intends to use the net proceeds from this offering, together with its current cash and cash equivalents, to repay in full all amounts outstanding under the term loans provided under its first lien credit facility and its second lien credit facility. The principal amounts outstanding under the term loans provided under the first lien credit facility and the second lien credit facility are $375 million and $550 million, respectively. The offering is anticipated to close on March 26, 2010, subject to market and other conditions.
Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and UBS Securities LLC are acting as joint book-running managers of the offering. Lear is making this offering pursuant to a shelf registration statement filed with the Securities and Exchange Commission on March 22, 2010, which was effective upon filing, and a prospectus supplement to Lear’s prospectus, dated March 22, 2010, filed with the shelf registration statement. A final prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the prospectus and prospectus supplement relating to the offering may be obtained from Citigroup Global Markets Inc. at Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220, Attn: Prospectus Department (or by telephone at 1-800-831-9146), J.P. Morgan Securities Inc. at 383 Madison Avenue, 3rd floor, New York, New York 10179, Attn: Syndicate Desk (or by telephone at 1-800-245-8812), Barclays Capital Inc. c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at Barclaysprospectus@broadridge.com or telephone at 1-888-603-5847), UBS Securities LLC at 299 Park Avenue, New York, NY 10171, Attn: Prospectus Department (or by telephone at 1-888-827-7275) or through the SEC website at www.sec.gov.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: general economic conditions in the markets in which Lear operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of Lear’s customers and suppliers; changes in actual industry vehicle production levels from Lear’s current estimates; fluctuations in the production of vehicles for which Lear is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which Lear is a significant supplier; disruptions in the relationships with Lear’s suppliers; labor disputes involving Lear or its significant customers or suppliers or that otherwise affect Lear; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in Lear’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting Lear’s key customers and suppliers; the cost and availability of raw materials and energy; Lear’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which Lear is or may become a party; unanticipated changes in cash flow, including Lear’s ability to align Lear’s vendor payment terms with those of its customers; Lear’s ability to access capital markets on commercially reasonable terms; further impairment charges initiated by adverse industry or market developments; Lear’s anticipated future performance, including, without limitation, Lear’s ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.
The forward-looking statements in this press release are made as of the date hereof, and Lear does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
About Lear Corporation
Lear Corporation is one of the world’s leading suppliers of automotive Seating and Electrical Power Management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 75,000 employees at 197 facilities in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.